Exhibit 4.1

(IF AN ORIGINAL ISSUE, PLACE REVENUE STAMPS ON REVERSE SIDE OF THIS STUB.) CERTIFICATE NO. FOR SHARES DATED ISSUED TO FROM WHOM TRANSFERRED DATED NO. ORIGINAL CERTIFICATE NO. ORIGINAL SHARES NO. OF SHARES TRANSFERRED RE-ISSUED IN CERTIFICATE NO. RECEIVED CERTIFICATE NO. FOR SHARES DATED INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO Community Choice Financial Inc. This Certifies that is the owner of fully paid and non-assessable shares of Common Stock, of the par value of each of Community Choice Financial Inc. SEE REVERSE FOR CERTAIN DEFINITIONS transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness the seal of the Corporation and the signatures of its duly authorized officers. Dated  SECRETARY. PRESIDENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT—	Custodian
			(Cust)	(Minor)
TEN ENT	— as tenants by the entireties		under Uniform Gifts to Minors

JT TEN	— As joint tenants with right of survivorship and		Act
	not as tenants in common		(State)
Additional abbreviations may also be used though not in the above list.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF April 29, 2011, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM COMMUNITY CHOICE FINANCIAL INC. OR ANY SUCCESSOR THERETO.

For value Received hereby sell assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

of the shares represented by the within certificate and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Shares on the Books of the within named Company with full power of substitution in the premises

Dated ,

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT. OR ANY CHANGE WHATEVER.